                                                                  Exhibit (j)(2)




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statements of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 44 to the Registration Statement (Form N-1A) (No. 2-92665/811-4088) of Excelsior Funds, Inc. of our reports dated May 10, 2002, included in the 2002 Annual Reports to shareholders.

                                                   /s/ Ernst & Young LLP

Boston, Massachusetts
July 25, 2002